                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                                 PARAVANT INC.

                       PURSUANT TO THE OFFER TO PURCHASE
                             DATED OCTOBER 28, 2002

                                       TO

                           PRINCE MERGER CORPORATION

                                       A

                           WHOLLY OWNED SUBSIDIARY OF

                             DRS TECHNOLOGIES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares (the "Shares") of common stock, par value $0.015 per share, of Paravant Inc., a Florida corporation (the "Company"), are not immediately available or time will not permit all required documents to reach Mellon Investor Services LLC, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See
Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                          MELLON INVESTOR SERVICES LLC

       By First Class Mail:                     By Hand:                  By Overnight, Certified or
   Mellon Investor Services LLC       Mellon Investor Services LLC              Express Mail:
          P.O. Box 3301                 120 Broadway, 13th Floor         Mellon Investor Services LLC
    South Hackensack, NJ 07606             New York, NY 10271                 85 Challenger Road
                                                                               Mail Stop-Reorg
                                                                          Ridgefield Park, NJ 07660
                                                                       Attn: Reorganization Department

                                       By Facsimile Transmission:
                                    (For Eligible Institutions only)
                                             (201) 296-4293

                                     Confirm Receipt by Telephone:
                                             (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, AND TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     SHARES MAY NOT BE TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES.

Ladies and Gentlemen:

     The undersigned hereby tenders to Prince Merger Corporation, a Florida corporation and a wholly owned subsidiary of DRS Technologies, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 28, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

Series and Certificate Nos. of Shares (if available):

Name(s) of Record Holder(s)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

Address(s):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                        ZIP CODE

Area Code and Tel. No.:
--------------------------------------------------------------------------------

Common Stock, par value $0.015 per share

Certificate Nos.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Number of Shares Tendered
--------------------------------------------------------------------------------

If Share(s) will be delivered by book-entry transfer, check this box  [ ]

Account number:
--------------------------------------------------------------------------------

Signature(s):
--------------------------------------------------------------------------------

Dated:
--------------------------------------------------------------------------------

                                   GUARANTEE
                  (NOT TO BE USED FOR THE SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the National Association of Securities Dealers Automated Quotation System, Inc. is open for business after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
----------------------------------------

Address:
-----------------------------------------------

---------------------------------------------------------
                            (CITY, STATE, ZIP CODE)

Area Code and
Telephone Number:
-----------------------------------

---------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

Name:
-------------------------------------------------

Title:
--------------------------------------------------

Dated:
------------------------------------------, 2002

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3